Media Contact: John Lovallo Phone: 917-612-8419 Email: jlovallo@levick.com
News Release
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES NAMES WILLIAM BOOR CHIEF EXECUTIVE OFFICER

Acting CEO Daniel Urness to resume former role of Chief Financial Officer

Steven Bunger assumes non-executive Chair of the Board responsibilities

Richard Kerley appointed Audit Committee Chair

PHOENIX, AZ - April 2, 2019 - Cavco Industries, Inc. (NASDAQ: CVCO) ("the "Company") today announced that its Board of Directors (the "Board") has appointed William Boor as Chief Executive Officer ("CEO"), effective April 15, 2019. Mr. Boor will succeed Daniel Urness, who served as President and Acting Chief Executive Officer since November 2018. Mr. Urness will resume his former role of Executive Vice President, Chief Financial Officer and Treasurer, also effective April 15, 2019.

Mr. Boor assumes his new role as CEO with over 10 years of experience with Cavco, most recently serving as non-executive Chairman of the Board for the Company. Mr. Boor joined Cavco as an independent member of the Board in 2008. Several years prior to his service on the Cavco Board, Mr. Boor held the position of Vice President, Corporate Development at Centex Corporation while Cavco was a subsidiary of Centex. During that tenure, Mr. Boor worked on developing and implementing Cavco's business strategy and participated in its eventual spin-off in 2003.

As CEO, Mr. Boor will be responsible for day-to-day leadership of the Company.

Mr. Boor will remain a member of the Company's Board of Directors. The Board has named independent Board member Steven Bunger to serve as the Company's new non-executive Chair of the Board. Richard Kerley has been appointed Chairman of the Audit Committee. Both of these Board appointments are effective immediately.

"After thoughtful consideration of options to strengthen the management team, the Board concluded Bill is the right choice to assume the CEO role," commented Mr. Bunger, new non-executive Chair of Board. "Bill is a strong and proven leader, who has a successful track record of managing large, complex businesses and working across a range of executive roles in public companies. His significant knowledge and insights into Cavco's business, from his tenure on the Board and previous strategic work with the company, provide the immediate and long-term ability needed to lead the execution of our strategic plan and focus on operational excellence."

"The Board would like to thank Dan Urness for his leadership and contributions over the last five months as Acting CEO during an important period of transition. We are pleased he will remain an important part of our leadership team," commented Mr. Boor. "I've had the pleasure of working closely with Dan for many years while I was Chairman of the Audit Committee and I look forward to working closely with him in the coming years."

Mr. Boor added, "Cavco's strong track record speaks for itself and we remain very well-positioned for the future. I'm excited to have the opportunity to lead the Company's next chapter, working closely with the Board, and the entire Cavco team, to help the Company deliver value to all stakeholders including customers, employees, partners, and investors."

William Boor, Chief Executive Officer
Mr. Boor, Chairman of the Company's Audit Committee, a member of the Company's Compensation Committee and an independent member of the Board since July 2008, most recently assumed the role of non-executive Chairman of the Board. Most recently, Mr. Boor held the role of Chief Executive Officer of Great Lakes Brewing Company, a large craft brewery in Cleveland, Ohio, a position he has held since 2015. From 2007 to 2014, Mr. Boor served in various executive positions with Cliffs Natural Resources, Inc. ("Cliffs"), most recently serving as Executive Vice President - Corporate Development and Chief Strategy/Risk Officer and President-Ferroalloys. Among other roles prior to Cliffs, Mr. Boor held the position of Vice President, Corporate Development at Centex Corporation. During that tenure, Cavco was a subsidiary of Centex, and Mr. Boor worked on the Cavco strategy and its eventual spin-off in 2003. Mr. Boor earned an engineering degree from Penn State University and a Master of Business Administration degree from Harvard Business School. He is also a CFA charterholder.

Daniel Urness, Chief Financial Officer
Mr. Urness was Cavco's Executive Vice President, Chief Financial Officer and Treasurer from April 2015 until August 2018, where he transitioned into the role of President and Acting Chief Executive Officer in November 2018. Mr. Urness also served as Cavco's Vice President, Chief Financial Officer and Treasurer from January 2006 to April 2015 and as a director and/or officer of certain of Cavco's major subsidiaries, including Palm Harbor Homes, Inc., Fleetwood Homes, Inc., CountryPlace Acceptance Corp. and Standard Casualty Company. Mr. Urness was also Cavco's Interim Chief Financial Officer from August 2005 to January 2006, Corporate Controller from May 2005 to August 2005, financial consultant to the Company from June 2002 to May 2005 and Controller from May 1999 to June 2002. Prior to joining Cavco, Mr. Urness served as manager and staff accountant at Deloitte & Touche LLP for approximately six years.

Steven Bunger, Chair of the Board
Mr. Steven G. Bunger is an Independent Director of Cavco Industries, Inc. Mr. Bunger is currently President and Chief Executive Officer of Pro Box Portable Storage, Inc., a provider of portable storage solutions in Arizona, Colorado, and Oklahoma. From 2001 until December 31, 2012, he served as Chairman of the Board of Mobile Mini, Inc. the nation's largest publicly-owned provider of portable storage containers and mobile offices. He was also the President and Chief Executive Officer of Mobile Mini Inc., having served in those capacities from 1997 to 2012. Mr. Bunger joined Mobile Mini in 1983 and held numerous positions with the company, including Vice President of Operations and Marketing and Executive Vice President and Chief Operating Officer.

Richard Kerley, Audit Committee Chairman
Mr. Kerley served as the Senior Vice President, Chief Financial Officer and member of the Board of Peter Piper, Inc., a privately-held pizza and entertainment restaurant chain, from November 2008 to December 2014, when he retired. Previously, Mr. Kerley served as the Chief Financial Officer of Fender Musical Instruments Corporation, from July 2005 to October 2008. From June 1981 to July 2005, Mr. Kerley was an audit partner with Deloitte & Touche LLP. Prior to becoming a partner at Deloitte & Touche LLP, Mr. Kerley served as an audit manager and staff accountant from August 1971 to June 1981. Mr. Kerley also currently serves on the board of The Providence Service Corporation, a publicly traded holding company whose subsidiaries provide high quality, technology-enabled healthcare services, and The Joint Corp., a publicly traded operator, manager and franchisor of chiropractic clinics. Mr. Kerley received a bachelor's degree in accounting from Marshall University in 1971.

About Cavco Industries, Inc.

Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and Company-owned retailers. The Company is one of the largest producers of manufactured homes in the United States, based on reported wholesale shipments, marketed under a variety of brand names including Cavco Homes, Fleetwood Homes, Palm Harbor Homes, Fairmont Homes, Friendship Homes, Chariot Eagle and Lexington Homes.

The Company is also a leading producer of park model RVs, vacation cabins, and systems-built commercial structures, as well as modular homes built primarily under the Nationwide Homes brand. Cavco's mortgage subsidiary, CountryPlace Mortgage, is an approved Fannie Mae and Freddie Mac seller/servicer, a Ginnie Mae mortgage-backed securities issuer that offers conforming mortgages, non-conforming mortgages and home-only loans to purchasers of factory-built homes. Our insurance subsidiary, Standard Casualty, provides property and casualty insurance to owners of manufactured homes.

Forward-Looking Statements

Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing and site-built housing industries; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: adverse industry conditions; our ability to successfully integrate past acquisitions and any future acquisition or the ability to attain the anticipated benefits of such acquisitions; the risk that any past or future acquisition may adversely impact our liquidity; involvement in vertically integrated lines of business, including manufactured housing consumer finance, commercial finance and insurance; a constrained consumer financing market; curtailment of available financing for retailers in the manufactured housing industry; our participation in certain wholesale and retail financing programs for the purchase of our products by industry distributors and consumers may expose us to additional risk of credit loss; significant warranty and construction defect claims; our contingent repurchase obligations related to wholesale financing; market forces and housing demand fluctuations; net losses were incurred in certain prior periods and there can be no assurance that we will generate income in the future; a write-off of all or part of our goodwill; the cyclical and seasonal nature of our business; limitations on our ability to raise capital; competition; our ability to maintain relationships with independent distributors; our business and operations being concentrated in certain geographic regions; labor shortages; pricing and availability of raw materials; unfavorable zoning ordinances; loss of any of our executive officers; organizational document provisions delaying or making a change in control more difficult; volatility of stock price; general deterioration in economic conditions and continued turmoil in the credit markets; increased costs of healthcare benefits for employees; governmental and regulatory disruption, including federal government shutdowns; information technology failures and data security breaches; extensive regulation affecting manufactured housing; potential financial impact on the Company from the subpoenas we received from the SEC; the risk of potential litigation or regulatory action, and costs and expenses, arising from the SEC subpoenas and the events described in or covered by the SEC subpoenas, including the Company's indemnification obligations and insurance costs regarding such matters; potential reputational damage that the Company may suffer as a result of the matters that are the subject of the subpoenas from the SEC, as well as the results of the investigation being carried out by the Audit Committee of the Board of Directors; together with all of the other risks described in our filings with the Securities and Exchange Commission. Readers are specifically referred to the Risk Factors described in Item 1A of the 2018 Form 10-K, as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.